UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2025

AppTech Payments Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39158	65-0847995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5876 Owens Ave, Suite 100

Carlsbad, California 92008

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (760) 707-5959

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	APCX	OTCQB
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $4.15	APCXW	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by AppTech Payments Corp. (“AppTech” or the “Company”) with the Securities and Exchange Commission (the “SEC”) on November 5, 2025 (the “Original Form 8-K”).  The Original Form 8-K reported, among other things, the completion by the Company on October 31, 2025 of its acquisition of Infinitus Pay Inc., a Colorado corporation (“Infinitus”).  The acquisition was effectuated pursuant to the Stock Purchase and Share Exchange Agreement (the “Agreement”), dated as of October 31, 2025 (the “Agreement”), between AppTech, Infinitus and the owners of the capital stock of  Infinitus (the “Shareholders”).

The Company purchased all of the respective shares of Infinitus held by the Shareholders in exchange for the following total consideration: (a) an aggregate amount equal to $2,000,000, less any Indebtedness (as defined in the Agreement) of the Company paid in cash by wire transfer in immediately available funds at the closing; (b) (i) an aggregate of One Million (1,000,000) newly-issued shares of the Company’s Common Stock (the “Closing Date Shares”), and (ii) an aggregate of Four Million (4,000,000) newly-issued shares of the Company’s Common Stock (the “Lock-Up Shares”), provided, however, that the Shareholders shall be prohibited from selling such Lock-Up Shares except in accordance with the terms and conditions of the Lock-Up Agreement entered into by each Shareholder; (c) warrants to purchase up to another Four Million (4,000,000) Shares, in the aggregate, at an exercise price of $3.00 per share, which warrants shall have a term of five (5) years and shall become exercisable on the first day after the Company Common Stock closes at or above $3.00 per share on the public market which it is then-registered; and (d) an aggregate amount equal to $1,000,000, in cash by wire transfer of immediately available funds, not later than ten (10) business days after the date that Infinitus Revenue (as defined in the Agreement) is equal to or greater than $300,000 of revenue per month for three (3) consecutive months following the closing date.

This Current Report on Form 8-K/A amends and restates Item 9.01 of the Original Form 8-K to present certain financial statements of Infinitus and to present certain unaudited pro forma financial statements of the Company in connection with the Company’s acquisition of Infinitus, which audited financial statements and unaudited pro forma financial statements are filed as exhibits hereto and are incorporated herein by reference. All of the other items in the Original Form 8-K remain the same and are hereby incorporated by reference into this Current Report on Form 8-K/A.

The press release is available at the Company’s website, www.apptechcorp.com.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The following financial statements of Infinitus Pay, Inc are filed as Exhibit 99.1 to this Current Report on Form 8-K/A:

(i) Audited financial statements for the period from July 30, 2024 through December 31, 2024.

(ii) Unaudited financial statements as of and for the nine months ended September 30, 2025.

(b) Pro Forma Financial Information

The following unaudited pro forma financial statements are filed as Exhibit 99.2 to this Current Report on Form 8-K/A:

(i) Unaudited pro forma balance sheet as of December 31, 2024 and September 30, 2025.

(ii) Unaudited pro forma income statement for the period from July 30, 2024 through December 31, 2024  and the nine months ended September 30, 2025.

(d) Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this Report.

Exhibit No.	Description
99.1	Financial Statements of Infinitus Pay Inc
99.2	Pro Forma Financial Statements
99.3	Press Release Dated November 5, 2025 (incorporated by reference to the Company’s Form 8-K filed on November 5, 2025)
104*	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2026	APPTECH PAYMENTS CORP.

	By:	/s/ Thomas DeRosa
Thomas DeRose, Chief Executive Officer

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